UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

ON

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OPTIMIZERX CORP.

(Exact name of registrant as specified in its charter)

Nevada	7389	26-1265381
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

400 Water Street, Suite 200 Rochester, MI 48307 (248) 651-6568	Doney Ventures, Inc. 4955 S. Durango Rd. Ste. 165. Las Vegas, NV 89113 (702) 982-5686
(Address, including zip code, and telephone number, including area code, of principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

With copies to:

Scott Doney, Esq.

The Doney Law Firm

4955 S. Durango Rd. Ste 165

Las Vegas, NV 89113

Telephone: (702) 982-5686

Explanatory Note

This registration statement on Form S-3 constitutes a post-effective amendment to our registration statement on Form S-1 (Registration No. 333-225095).  The Form S-1, as amended, was declared effective on June 8, 2018.  We are filing this post-effective amendment on Form S-3 for the purpose of converting the registration statement on Form S-1 into a Registration Statement on Form S-3 because we are eligible to use Form S-3.  This registration statement on Form S-3 contains an updated prospectus relating to the offering and sale of the shares that were registered for resale on the registration statement on Form S-1.

All filing fees payable in connection with the registration of the shares registered by the registration statement on Form S-1 were paid by the registrant at the time of the initial filing of such registration statement.  No additional securities are registered hereby.

The information in this prospectus is not complete and may be changed. This prospectus is included in a registration statement that we filed with the Securities and Exchange Commission. The Selling Shareholders cannot sell these securities under this registration statement until this registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 3, 2018

PROSPECTUS

OPTIMIZERX CORP.

1,666,669 Shares of Common Stock

This prospectus relates to the resale or other disposition by the Selling Shareholders named herein or their transferees of up to 1,666,669 shares of our Common Stock, par value $0.001 per share (the “Common Stock”).

The Selling Shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” beginning on page 10 for more information.

We will not receive any of the proceeds from the Common Stock sold by the Selling Shareholders.

We have agreed to pay certain expenses in connection with this registration statement. The Selling Shareholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale or other disposition of the shares of Common Stock covered hereby.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “OPRX.” On July 2, 2018, the last reported sale price of our Common Stock was $10.10 per share.

A one-for-three reverse stock split of our common stock was effected on May 14, 2018. All share and per share information in this Prospectus has been retroactively adjusted to give effect to the reverse stock split for all periods presented.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus July 3, 2018

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC. Under this registration process, the selling shareholders or their transferees may, from time to time, sell or otherwise dispose of up to 1,666,669 shares of our Common Stock, as described in this prospectus. You should read this prospectus carefully before making an investment decision.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with additional or different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of our Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances or any jurisdiction in which such offer or solicitation is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the time of delivery of this prospectus or any sale of our Common Stock. The rules of the SEC may require us to update this prospectus in the future.

As used in this prospectus, unless the context requires otherwise, the terms “we”, “us”, “our”, or “the Company” refer to OptimizeRx Corp. and its subsidiaries on a consolidated basis. References to “Selling Shareholders” refer to those shareholders listed herein under “Selling Shareholders” and their successors, assignees and permitted transferees.

ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about the Company and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends”, or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of the Company and its subsidiaries. We caution our shareholders and other readers not to place undue reliance on such statements.

Our businesses and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in the section entitled “Risk Factors” beginning on page 3 of this prospectus.

All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

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SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus and the documents incorporated by reference in this prospectus before making an investment decision, especially the information presented under the heading “Risk Factors.”

Business Summary

We are a leading provider of digital health messaging via electronic health records (EHRs), providing a direct channel for pharmaceutical companies to communicate with healthcare providers. Our cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance, prior authorization, education and critical clinical information. Our network is comprised of leading EHR platforms and provides more than half a million healthcare providers access to these benefits within their workflow at the point of care.

The Shares Issued in Connection With the May 2018 Private Placement Financing

On May 2, 2018, we entered into a purchase agreement (the “Purchase Agreement”) with the purchasers identified on the signature pages thereto (the “Investors”), pursuant to which we sold to the Investors an aggregate of 1,666,669 shares (the “Shares”) of our Common Stock, par value $0.001 per share (“Common Stock”), for $5.40 per Share, or gross proceeds of approximately $9,000,000 (the “Offering”).

In connection with the Offering, on May 2, 2018, we entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which we agreed to register the Shares acquired by the Investors in the Offering (the “Registrable Securities”) for sale or other disposition by the Selling Shareholders or their transferees. Pursuant to the Registration Rights Agreement, we agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) for the resale or other disposition of the Registrable Securities within 30 days following the close of the Offering and to use our commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof.

In the event that, among other things, the Registration Statement (i) is not been filed by 30 days following the close of the Offering, (ii) is not declared effective by the earlier of (A) five business days after the SEC informs the Company that no review of the Registration Statement will be made or that the SEC has no further comments on the Registration Statement and (B) 90 days following the close of the Offering, or (iii) after the effective date of the Registration Statement sales cannot be made thereunder (other than certain allowed delays), we have agreed to make payments to each Investor as liquidated damages in an amount equal to 1.5% of the aggregate amount invested by each such Investor per 30-day period. In addition, we have agreed to keep the Registration Statement continuously effective (subject to certain allowed delays) until the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold or otherwise disposed of pursuant to the Registration Statement or in a transaction in which the transferee receives freely tradable shares., and (ii) the date on which the Registrable Securities no longer constitute “Registrable Securities” thereunder.

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RISK FACTORS

Your investment in our securities involves a high degree of risk. You should carefully read and consider the risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and any updates in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, and all of the other information appearing in this prospectus or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances.

If any of the events described actually occur, or if additional risks and uncertainties not presently known to us or that we currently deem immaterial, materialize, then our business, financial condition, cash flows, and operating results could be materially adversely affected. As a result, the trading price of our common stock and the value of the securities offered could decline, and you could lose a part or all of your investment.

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USE OF PROCEEDS

All of the shares of Common Stock covered by this prospectus are being sold or otherwise disposed of by the Selling Shareholders or their transferees. See “Selling Shareholders” below. We will not receive any proceeds from the sale of other disposition of the shares covered hereby.

The Company will pay all expenses associated with effecting the registration of the shares covered hereby, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the shares for sale under applicable state securities laws, listing fees, fees and expenses of one counsel to the Investors up to an aggregate of $10,000 and the Investors’ other reasonable out-of-pocket expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the shares being sold.

DILUTION

The Selling Stockholders are offering for resale up to 1,666,669 shares of common stock. The resale of the current outstanding shares of common stock under this prospectus will not dilute the ownership interests of existing stockholders.

SELLING SHAREHOLDERS

We have prepared this prospectus to allow the Selling Shareholders or their transferees to sell or otherwise dispose of, from time to time, up to 1,666,669 shares of our Common Stock. All of the shares of Common Stock being offered under this prospectus were issued in connection with our May 2018 Private Placement.

The shares were sold pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D under the Securities Act. In connection therewith, the Investors made to us certain representations, warranties, covenants, and conditions customary for private placement investments.

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The table below presents information regarding the Selling Shareholders and the shares of our Common Stock that they may sell or otherwise dispose of from time to time under this prospectus. Percentages of beneficial ownership are based upon 11,548,095 shares of Common Stock issued and outstanding as of June 29, 2018. Beneficial ownership is determined under Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities and including any securities that grant the Selling Shareholders the right to acquire Common Stock within 60 days of June 29, 2018. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

We do not know when or in what amounts the Selling Shareholders may sell or otherwise dispose of the shares covered hereby. We currently have no agreements, arrangements or understandings with the Selling Shareholders regarding the sale or other disposition of any of the shares by them other than the registration rights agreement described above. The Selling Shareholders might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the Selling Shareholders may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the Selling Shareholders after completion of the offering. For purposes of determining the beneficial ownership of the Selling Shareholders after this offering, we have assumed that all of the shares covered hereby have been sold pursuant to the registration statement of which this prospectus forms a part.

Each Selling Shareholder has indicated to us that neither it nor any of its affiliates has held any position or office or had any other material relationship with us in the past three years except as described in the footnotes to the table.

	Shares of Common Stock
Name of Selling Shareholder	Beneficially Owned Prior to the Sale of all Shares covered by this Prospectus	Covered by this Prospectus	Beneficially Owned After the Sale of all Shares covered by this Prospectus	As a Percent of Total Outstanding After the Sale of Shares covered by this Prospectus
Special Situations Fund III QP, L.P.(1)	812,130	552,593	259,537	2.2%
Special Situations Cayman Fund, L.P. (1)	303,730	206,667	97,063	Less than 1%
Special Situations Private Equity Fund, L.P.(1)	252,065	166,667	85,398	Less than 1%
Park West Partners International Limited(2)	68,733	59,267	9,466	Less than 1%
Park West Investors Master Fund, Limited(2)	607,935	524,067	83,868	Less than 1%
First Bank & Trust Custodian for Ronald L. Chez IRA(3)	157,408	157,408	0	0%

(1)	AWM Investment Company, Inc. (“AWM”) is the investment adviser to the Special Situations Fund III, QP, L.P., the Special Situations Cayman Fund, L.P. and the Special Situations Private Equity Fund, L.P. (collectively, the “Funds”). As the investment adviser to the Funds, AWM holds sole voting and investment power over the shares held by the Funds. Austin W. Marxe, David M. Greenhouse and Adam Stettner are the principal owners of AWM.
(2)	Park West Asset Management LLC (“PWAM”) is the investment manager to Park West Investors Master Fund, Limited (“PWIMF”), and Park West Partners International, Limited (“PWPI”). Peter S. Park, manager of PWAM, has sole voting and investment power with respect to the shares held by PWIMF and PWPI.
(3)	Ronald l. Chez has voting and dispositive power with respect to the shares.

Information about the Selling Shareholders may change from time to time. Any changed information with respect to which we are given notice will be included in prospectus supplements.

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PLAN OF DISTRIBUTION

The Selling Shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

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The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) the date that such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 and certain other conditions have been satisfied, or (ii) all of the securities have been sold or otherwise disposed of pursuant to the registration statement of which this prospectus forms a part or in a transaction in which the transferee receives freely tradable shares.

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INTERESTS OF NAMED EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Doney Law Firm, our independent legal counsel, has provided an opinion on the validity of our Common Stock.

Sadler, Gibb & Associates, LLC and KLJ & Associates, LLP have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit reports. Sadler, Gibb & Associates, LLC and KLJ & Associates, LLP have presented their respective reports with respect to our audited financial statements. The reports of Sadler, Gibb & Associates, LLC and KLJ & Associates, LLP are included in reliance upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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AVAILABLE INFORMATION

We have filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC.  Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto.

We are subject to the information and periodic reporting requirements of the Exchange Act, and in accordance therewith file periodic reports, current reports, proxy statements and other information with the SEC.  Such periodic reports, current reports, proxy statements, other information and a copy of the registration statement relating to the securities offered by this prospectus may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement relating to the securities offered by this prospectus and the periodic reports, current reports, proxy statements and other information filed by us are also available to the public through the SEC’s website at http://www.sec.gov and through our website at http://www.optimizeRx.com.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in this prospectus updates (and, to the extent of any conflict, supersedes) information incorporated by reference that we have filed with the SEC prior to the date of this prospectus.  You should read the information incorporated by reference because it is an important part of this prospectus.

We incorporate by reference the documents listed below (SEC File No. 001-38543), excluding any portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 8, 2018;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the SEC on May 2, 2018;

●	Current Reports on Form 8-K filed with the SEC on March 27, 2018 and February 2, 2018; and

●	The description of our common stock in our Registration Statement on Form 8-A, filed with the SEC on June 19, 2018, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed), including those made after the date of filing of the initial registration statement of which this prospectus is a part and prior to its effectiveness, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus.  Information in such future filings updates and supplements the information provided in this prospectus.  Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates.  To request such materials, please contact Mr. Douglas Baker, our CFO, OptimizeRx Corp., 400 Water Street, Suite 200 Rochester, MI 48307, by email at info@optimizerx.com, or by facsimile at (248) 453 - 5529. These documents are also available free of charge through the Investors section on our website at http://www.optimizerx.com as soon as practicable after such materials have been electronically filed with, or furnished to, the SEC.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

SEC Registration Fees(1)	$1,711.88
Accounting Fees and Expenses*	5,000
Legal Fees and Expenses*	5,000
Miscellaneous*	5,000

Total	$16,711.88

(1) Previously paid.

* Estimates

We will bear our fees and expenses incurred in connection with the registration of shares of Common Stock in connection with this offering. The Selling Shareholders will bear all selling and other expenses that they incur in connection with their sale of shares of Common Stock pursuant to the prospectus which is part of this registration statement.

Item 14.	Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

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Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15.	Recent Sales of Unregistered Securities.

In December 2017, we issued 6,250 shares of restricted Common Stock to our outside Directors as part of our director compensation package for services rendered in Q4 2017.

In February 2018, we granted 130,000 shares of Common Stock to officers and options to purchase 106,667 shares of Common Stock with an exercise price of $4.20 to non-officers, both of which vest only if we achieve certain stretch revenue goals in either 2019 or 2020.

In March 2018, we issued 6,250 shares of Common Stock to our independent directors in connection with our Director Compensation Plan. We also issued 100,000 shares of Common Stock to a subsidiary of WPP, a shareholder of the Company, in payment of amounts due under a comarketing agreement.

In May 2018, we sold to accredited investors an aggregate of 1,666,669 shares of our Common Stock, for gross proceeds of approximately $9,000,000.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

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Item 16.	Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation of OptimizeRx Corporation (the “Company”)[1]
3.2	Amended and Restated Bylaws of the Company[2]
3.3	Certificate of Designation, filed on September 5, 2008 with the Secretary of State of the State of Nevada by the Company[1]
3.4	Certificate of Designation, filed on June 3, 2010 with the Secretary of State of the State of Nevada by the Company[3]
5.1	Opinion of The Doney Law firm with Consent to use[13]
10.1	Separation Agreement, dated September 20, 2013[4]
10.2	Securities Purchase Agreement[5]
10.3	Registration Rights Agreement[5]
10.4	Investor Agreement[5]
10.5	Warrant Agreement[6]
10.6	Warrant Agreement[6]
10.7	Stock Purchase Agreement, dated September 24, 2015[7]
10.8	Investor Rights Agreement, dated September 24, 2015[7]
10.9	Indemnity Agreement, dated September 24, 2015[7]
10.10	Employment Agreement between the Company and James Brooks, dated December 4, 2015[8]
10.11	Employment Agreement between the Company and William Febbo, dated February 12, 2016[9]
10.12	Separation Agreement, Corporate Consulting Agreement and Confidentiality Agreement between the Company and David Harrell dated May 5, 2016[10]
10.13	Employment Agreement with Brian Dillon, dated June 22, 2016[11]
10.14	Employment Agreement with Douglas Baker, dated June 27, 2016[11]
10.15	Employment Agreement with Terry Hamilton, dated June 27, 2016[11]
10.16	Purchase Agreement, dated May 2, 2018[12]
10.17	Registration Rights Agreement, dated May 2, 2018[12]
21.1	List of Subsidiaries[1]
23.1	Consent of KLJ & Associates**
23.2	Consent of Sadler, Gibb & Associates, LLC**

[1]	Incorporated by reference to the Form S-1, filed by the Company with the Securities and Exchange Commission on November 12, 2008.
[2]	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on July 16, 2010.
[3]	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on June 11, 2010.
[4]	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on September 20, 2013.
[5]	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on March 18, 2014.
[6]	Incorporated by reference to the Form S-1/A filed by the Company with the Securities and Exchange Commission on May 12, 2014.
[7]	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on September 30, 2015.
[8]	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on January 8, 2016.
[9]	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on February 19, 2016.
[10]	Incorporated by reference to the Form 10-Q, filed by the Company with the Securities and Exchange Commission on May 9, 2016.
[11]	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on June 27, 2016.
[12]	Incorporated by reference to the Form 10-Q, filed by the Company with the Securities and Exchange Commission on May 2, 2018.
[13]	Incorporated by reference to the Form S-1, filed by the Company with the Securities and Exchange Commission on May 22, 2018.

**Provided herewith

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Item 17.	Undertakings.

The registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rochester, State of Michigan on July 3, 2018.

OptimizeRx Corporation

By:	/s/ William Febbo
William Febbo Chief Executive Officer, Principal Executive Officer and Director

OptimizeRx Corporation

By:	/s/ Doug Baker
Doug Baker Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By:	/s/ William Febbo
William Febbo
Title:	Chief Executive Officer, Principal Executive Officer and Director
Date:	July 3, 2018

By:	/s/ James Lang
James Lang
Title:	Chairman and Director
Date:	July 3, 2018

By:	/s/ Lynn Vos
Lynn Vos
Title:	Director
Date:	July 3, 2018

By:	/s/ Gus D. Halas
Gus D. Halas
Title:	Director
Date:	July 3, 2018

By:	/s/ Patrick Spangler
Patrick Spangler
Title:	Director
Date:	July 3, 2018

By:	/s/ Bryan Archambault
Bryan Archambault
Title:	Director
Date:	July 3, 2018

By:	/s/ Doug Baker
Doug Baker
Title:	Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer
Date:	July 3, 2018

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